          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998
                                                       REGISTRATION NO. 33-47661

           -----------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                       -----------------------------------

          Delaware                                     54-0856778
          (State or Other Jurisdiction of              (I.R.S. Employer
          Incorporation or Organization)               Identification No.)


                   4050 Legato Road, Fairfax, Virginia 22033
                    (Address of Principal Executive Offices)

                       -----------------------------------

                  1992 Amended and Restated Stock Option Plan E
                            (Full Title of the Plan)

                       -----------------------------------

                               Philip M. Giuntini
                                    President
                    American Management Systems, Incorporated
                                4000 Legato Road
                             Fairfax, Virginia 22033
                     (Name and Address of Agent for Service)

                                 (703) 267-5405
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              Denise R. Brown, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                             Washington, D.C. 20037

           -----------------------------------------------------------

                   WITHDRAWAL OF SECURITIES FROM REGISTRATION

      American Management Systems, Incorporated (the "Company"), by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-47661) withdraws from registration under the Securities Act of 1933, as amended, 161,121 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), issuable under 1992 Amended and Restated Stock Option Plan E, as amended (the "Plan"). The Company originally registered 1,000,000 shares of Common Stock for issuance under the Plan, and following three-for-two stock splits in June 1992, October 1994 and January 1996, 161,121 shares were available for issuance on February 27, 1998, when the Company's Board of Directors terminated the Plan. No additional shares of Common Stock will be issued under the Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 1st day of April 1, 1998.


                                        AMERICAN MANAGEMENT SYSTEMS,
                                          INCORPORATED
                                        a Delaware corporation
                                        (Registrant)

                                        By: /s/ Philip M. Giuntini
                                            -----------------------------
                                            Philip M. Giuntini
                                            President


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                       Title                       Date
      ---------                       -----                       ----
/s/ Paul A. Brands            Chief Executive Officer            4/1/98
-------------------------  (Principal Executive Officer)
Paul A. Brands


/s/ Frank A. Nicolai          Executive Vice President,          4/1/98
-------------------------      Secretary and Treasurer
Frank A. Nicolai            (Principal Financial Officer)



/s/ Nancy M. Yurek                 Controller                    4/1/98
-------------------------  (Principal Accounting Officer)
Nancy M. Yurek


/s/ Daniel J. Altobello              Director                    4/1/98
-------------------------
Daniel J. Altobello

      Signature                       Title                       Date
      ---------                       -----                       ----
/s/ Paul A. Brands                   Director                    4/1/98
-------------------------
Paul A. Brands



/s/ James J. Forese                  Director                    4/1/98
-------------------------
James J. Forese

/s/ Philip M. Giuntini               Director                    4/1/98
-------------------------
Philip M. Giuntini

/s/ Patrick W. Gross                 Director                    4/1/98
-------------------------
Patrick W. Gross

/s/ Dorothy Leonard                  Director                    4/1/98
-------------------------
Dorothy Leonard


/s/ W. Walker Lewis                  Director                    4/1/98
-------------------------
W. Walker Lewis


/s/ Frederic V. Malek                Director                    4/1/98
-------------------------
Frederic V. Malek

/s/ Frank A. Nicolai                 Director                    4/1/98
-------------------------
Frank A. Nicolai


/s/ Alan G. Spoon                    Director                    4/1/98
-------------------------
Alan G. Spoon

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